UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Mr. Conor McCarthy as Chief Financial Officer

On September 16, 2022, Ideanomics, Inc. (the “Company”) and Mr. Conor McCarthy, the Company’s chief financial officer, mutually agreed that he will depart his position of chief financial officer at the Company, effective September 16, 2022.

In connection with Mr. McCarthy’s termination, the Company agreed to pay Mr. McCarthy a lump sum cash payment of $525,000 no later than ninety (90), but no earlier than thirty-one (31), days following September 16, 2022. The Company also agreed to pay Mr. McCarthy a sum of $175,000, which is the remainder of his prior year’s performance bonus no later than the second payroll date following the date of Mr. McCarthy’s separation agreement (the “Separation Agreement”). Further, the Company agreed to pay Mr. McCarthy the cost of continuing his health insurance benefits pursuant to COBRA, if eligible, for a period of twelve (12) months, estimated to be $24,000.

Mr. McCarthy acknowledged the validity of his non-competition and non-solicitation promises set forth in Sections 7 and 8 of that certain employment agreement previously filed with the Securities and Exchange Commission.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

(c) Appointment of Stephen Johnston as Chief Financial Officer

On September 16, 2022, the Board of Directors (the “Board”) of the Company appointed Stephen Johnston as chief financial officer of the Company, effective September 16, 2022.

Mr. Johnston, 52, joins the Company bringing almost 30 years of diverse, global experience as a Chief Financial Officer, Corporate Controller and Chief Accounting Officer as well as Big 4 Partner. Prior to joining the Company, Mr. Johnston served as the Chief Financial Officer of Dura Automotive Systems (“Dura”), a global automotive supplier for highly integrated mechatronic systems, and lightweight structural solutions, with oversight of the financial performance of the company’s 22 plants in 11 countries. Prior to the successful sale of Tower Automotive in 2019, Mr. Johnston was the Tower Automotive North American Chief Financial Officer, a manufacturer of engineered metal structures and complex welded assemblies for body and chassis. As a member of the North American leadership team, Mr. Johnston was responsible for the financial performance of program launches for key customers, including Ford, FCA and BMW. Mr. Johnston is a certified public accountant (CPA) and a member of the Michigan Association of CPAs and the American Institute of CPAs.

In connection with his appointment, Mr. Johnston received and has agreed to the terms of an employment agreement (the “Employment Agreement”) providing for an annual base salary of $525,000. Mr. Johnston may be eligible to receive an annual discretionary performance-related cash incentive bonus (the “Annual Bonus”) of up to seventy-five percent (75%) of his annual base salary. Eligibility for and the payment of the Annual Bonus is completely within the Company’s sole and absolute discretion and may generally be based on a variety of factors and circumstances, including overall Company performance and general individual performance. After three months of initial employment and subject to the discretion and approval of the Company’s board of directors, Mr. Johnston will be eligible to participate in the equity incentive program of the Company and earn an initial option to purchase up to 1,000,000 shares of Company’s common stock. Further, Mr. Johnston is eligible for such employee benefits that the Company provides to its employees, subject to any waiting time periods or other terms and conditions set forth in the policy or plan document governing each benefit.

Further, Mr. Johnston has entered into a confidentiality and invention assignment agreement with the Company, which contains (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment.

Mr. Johnston has no family relationships with any of the Company’s directors or executive officers.

There are no arrangements or understandings between Mr. Johnston and any other persons pursuant to which he was selected as an officer, except that Mr. Johnston provided consulting services to the Company prior to his appointment. There are no transactions involving the Company and Mr. Johnston that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of the Employment Agreement, Mr. Johnston’s employment is “at will” and may be terminated at any time by the Company or Mr. Johnston.

The foregoing description of the terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release announcing the appointment of Mr. Johnston as Chief Financial Officer. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement, dated September 16, 2022, by and between the Company and Mr. Conor J. McCarthy.
10.2	Employment Agreement, dated September 16, 2022, by and between the Company and Mr. Stephen Johnston.
99.1	Press Release of Ideanomics, Inc., dated September 19, 2022.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: September 20, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer